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                                                                  EXHIBIT 10.10

                                 PROMISSORY NOTE

$28,448.40                                                       Jan.13, 1995

   FOR VALUE RECEIVED, the undersigned, MARQUEST MEDICAL PRODUCTS, INC., (the "Maker"), hereby promises to pay to the order of FINANCING FOR SCIENCE INTERNATIONAL, INC. (the "Payee") on demand the principal sum of Twenty-eight thousand four hundred forty-eight and 40/100 Dollars ($28,448.40).

   This Note shall bear interest from the date funds are paid to vendor (NeuStar Corp.) on the unpaid principal hereof until the principal amount of this Note is paid in full to the satisfaction of the holder hereof at the rate of one and one-half percent (1 1/2%) per month.

   Accrued interest on this Note shall be payable monthly on the last day of each calendar month and upon demand for the payment of this Note. It is anticipated that this Note will be paid by a payoff from the equipment lease (Rental Schedule No. 2)

   If any payment of this Note is not made when due, interest on the unpaid principal amount of this Note and on all amounts due hereunder shall accrue at two percent (2%) per month or the highest rate of interest on amounts past due that is not unlawful, whichever is lower, until paid in full to the satisfaction of the holder hereof. Additionally, with respect to each instance of late payment of principal or interest, the Maker shall pay within three (3) days of the due date hereunder for such late payment, a collection fee of $500, which fee approximates the administrative costs of the Payee, at minimum, as a result of the nontimely payment by the Maker.

   Both principal and interest are payable in lawful money of the United States of America for the account of the holder at 10 Waterside Drive, Farmington, Connecticut 06032-3065, or at such other address as the holder hereof may designate, in immediately available funds.

   The Maker hereby waives diligence, presentment, formalities of demand, protest or notice of nonpayment or dishonor or any other notice with respect to this Note.

   The Maker agrees to pay all costs and expenses incurred by the holder in connection with the collection and enforcement of this Note including, without limitation, reasonable attorney's fees and expenses.

   This Note shall be deemed made in the State of Connecticut and shall be governed by and construed in accordance with the internal laws of the State of Connecticut without regard to the principles of conflict of laws.


                                           MARQUEST MEDICAL PRODUCTS, INC.

                                           By: /s/ M. Von der Schmidt
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